         As filed with the Securities and Exchange Commission on August 10, 2001
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                               INKTOMI CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                               94-3238130
  (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)               IDENTIFICATION NUMBER)

                              4100 E. THIRD AVENUE
                              FOSTER CITY, CA 94404
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                 ESCENE NETWORKS, INC. 2000 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)
                            ------------------------

                                 TIMOTHY STEVENS
                        SENIOR VICE PRESIDENT OF BUSINESS
                           AFFAIRS AND GENERAL COUNSEL
                              4100 E. THIRD AVENUE
                              FOSTER CITY, CA 94404
                                 (650) 653-2800
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   Copies to:
                             DOUGLAS H. COLLOM, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (415) 493-9300
                            ------------------------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
TITLE OF EACH CLASS OF SECURITIES     AMOUNT TO BE      PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
        TO BE REGISTERED               REGISTERED        OFFERING PRICE       AGGREGATE       REGISTRATION
                                                            PER SHARE       OFFERING PRICE         FEE
-------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 per
share par value: To be
issued under eScene
Networks, Inc. 2000 Stock
Incentive Plan..............          39,755 shares           $5.03 (1)      $199,968.00 (1)      $50.00
=============================================================================================================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the weighted average exercise price of $5.03 per share covering authorized but unissued shares under the eScene Networks, Inc. 2000 Stock Incentive Plan.

PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        Inktomi Corporation hereby incorporates by reference in this registration statement the following documents:

               1. Inktomi's Annual Report on Form 10-K and 10K/A for the fiscal year ended September 30, 2000 filed pursuant to Section 13 of the Securities Exchange Act of 1934.

               2. Inktomi's Quarterly Reports on Form 10-Q for the quarters ended December 31, 2000, and March 31, 2001 filed pursuant to Section 13 of the Securities Exchange Act of 1934.

               3. Inktomi's current report on Form 8-K/A, filed on January 9, 2001 pursuant to Section 13 of the Exchange Act.

               4. Inktomi's current report on Form 8-K, filed on January 12, 2001 pursuant to Section 13 of the Exchange Act.

               5. Inktomi's current report on Form 8-K/A, filed on March 13, 2001 pursuant to Section 13 of the Exchange Act.

               6. Inktomi's current report on Form 8-K, filed on April 12, 2001 pursuant to Section 13 of the Exchange Act.

               7. The description of Inktomi's common stock contained in Inktomi's registration statement on Form 8-A, filed May 22, 1998 pursuant to
Section 12(g) of the Exchange Act.

        All documents we have filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be part of this registration statement from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

        Article X of Inktomi's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permitted under Delaware law.

        Article VI of Inktomi's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation to the fullest extent permitted under the General Corporation Law of Delaware.

        Inktomi has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in Inktomi's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Inktomi pursuant to the foregoing provisions, Inktomi has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        At present, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of Inktomi in which indemnification is being sought, nor is Inktomi aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee, or other agent of Inktomi.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

               Not applicable.

ITEM 8. EXHIBITS

      EXHIBIT
      NUMBER                          DOCUMENTS
      -------                         ---------
        4.1     eScene Networks, Inc. 2000 Stock Incentive Plan and form of agreements thereunder

        5.1     Opinion of counsel as to legality of securities being registered

        23.1    Consent of Counsel (contained in Exhibit 5.1)

        23.2    Consent of Independent Accountants

        24.1    Power of Attorney (see page II-5)


ITEM 9. UNDERTAKINGS

        (a) Rule 415 Offering.

                The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) Filing Incorporating Subsequent Exchange Act Documents by Reference.

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on this 10th day of August, 2001.

                                      INKTOMI CORPORATION


                                      By: /s/ Jerry M. Kennelly
                                          --------------------------------------
                                          Jerry M. Kennelly, Executive Vice
                                          President, Chief Financial Officer
                                          and Secretary

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Peterschmidt and Jerry M. Kennelly, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

               SIGNATURE                                  TITLE                         DATE
               ---------                                  -----                         ----
/s/ David C. Peterschmidt                 President, Chief Executive Officer        August 10, 2001
-------------------------------------     and Chairman (Principal Executive
David C. Peterschmidt                     Officer)


/s/ Jerry M. Kennelly                     Executive Vice President, Chief           August 10, 2001
-------------------------------------     Financial Officer and Secretary
Jerry M. Kennelly                         (Principal Financial and Accounting
                                          Officer)


/s/ Eric A. Brewer                        Director                                  August 10, 2001
-------------------------------------
Eric A. Brewer

/s/ Frank Gill                            Director                                  August 10, 2001
-------------------------------------
Frank Gill

/s/ Fredric W. Harman                     Director                                  August 10, 2001
-------------------------------------
Fredric W. Harman

/s/ Alan F. Shugart                       Director                                  August 10, 2001
-------------------------------------
Alan F. Shugart


                               INKTOMI CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS


      EXHIBIT
      NUMBER                         DOCUMENTS
      -------                        ---------
        4.1     eScene Networks, Inc. 2000 Stock Incentive Plan and form of agreements thereunder

        5.1     Opinion of counsel as to legality of securities being registered

        23.1    Consent of Counsel (contained in Exhibit 5.1)

        23.2    Consent of Independent Accountants

        24.1    Power of Attorney (see page II-6)